                                     EXHIBIT 11.1

                                  PEGASUS GOLD INC.
                          COMPUTATION OF EARNINGS PER SHARE
                       (In Thousands, except for share amounts)


                                                                                              1997           1996           1995
                                                                                              ----           ----           ----
BASIC:
Earnings:
  Net loss applicable to primary earnings calculation. . . . . . . . . . . . . . . . . . . ($512,832)      ($21,603)       ($2,953)
                                                                                           ---------      ---------     ----------
                                                                                           ---------      ---------     ----------

Weighted-average number of shares outstanding, as
adjusted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41,345         40,567         34,702
                                                                                           ---------      ---------     ----------
                                                                                           ---------      ---------     ----------

Net loss per share - basic . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   ($12.40)        ($0.53)        ($0.08)
                                                                                           ---------      ---------     ----------
                                                                                           ---------      ---------     ----------

DILUTED:
Earnings:
  Net loss applicable to primary earnings per share
  calculation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ($512,832)      ($21,603)       ($2,953)
                                                                                           ---------      ---------     ----------

Add:
  Interest relating to 6.25% Convertible Subordinated
  Notes, net of amount capitalized3, . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,594            241          2,686
  Amortization of issuance costs relating to 6.25%
  Convertible Subordinated Notes, net of amounts
  capitalized. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       260            ---            362
                                                                                           ---------      ---------     ----------

Net income (loss) applicable to diluted earnings per share
calculation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ($508,978)      ($21,362)           $95
                                                                                           ---------      ---------     ----------
                                                                                           ---------      ---------     ----------

Weighted-average number of shares outstanding:
  Common shares and equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41,345         40,567         34,702
  Additional shares outstanding assuming exercise of stock
  options reduced by the number of shares which could
  have been purchased with the proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .        31            194            269
  Additional average shares outstanding assuming
  conversion of 6.25% Convertible Subordinated Notes . . . . . . . . . . . . . . . . . . .     7,709          7,709          5,782
                                                                                           ---------      ---------     ----------

Weighted-average number of shares outstanding, as
adjusted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49,085         48,470         40,753
                                                                                           ---------      ---------     ----------
                                                                                           ---------      ---------     ----------

Net income (loss) per share - fully diluted (a). . . . . . . . . . . . . . . . . . . . . .   ($10.37)        ($0.44)         $0.00
                                                                                           ---------      ---------     ----------
                                                                                           ---------      ---------     ----------



(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.


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